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                                                                   EXHIBIT 8(j)


                                   AGREEMENT

                                    BETWEEN

                    T. ROWE PRICE INVESTMENT SERVICES, INC.

                                      AND

                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY




         THIS AGREEMENT, made and entered into as of this 1st day of October, 1998 by and between The Variable Annuity Life Insurance Company (hereinafter, the "Company"), a life insurance company organized under the laws of the State of Texas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), and T. Rowe Price Investment Services, Inc. (hereinafter the "Underwriter"), a Maryland corporation.


         WHEREAS, the T. Rowe Price Funds listed in Schedule A, are corporations organized under the laws of Maryland (the "Fund") and engage in business as open-end management investment companies; and

         WHEREAS, the Company has established the segregated asset account set forth on Schedule A hereto as may be amended from time to time to offer variable contracts (the "Contracts") and is desirous of having the Fund as one of the underlying Fund vehicles for the contracts; and

         WHEREAS, the Account(s) set forth on Schedule A are duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid Contracts; and

         WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds designated on Schedule A, as it may be amended from time to time by mutual written agreement on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;


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         WHEREAS, the Company intends to purchase shares of other open-end, management investment companies that offer shares to the general public to fund the Contracts; and

         WHEREAS, the Company and affiliates of the Company will provide subcustodian, recordkeeping, account maintenance and/or other administrative services for Contract owners and participants;

         NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree as follows:


ARTICLE I.     Sale of Fund Shares

         1.1 The Underwriter agrees to sell to the Company those shares of the Funds which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Designated Funds.

         1.2 The Fund agrees to make shares available for purchase at the applicable net asset value per share by the Company and the Account on those days on which the Fund calculates its net asset value pursuant to rules of the SEC, and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange ("NYSE") is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Funds to any person, or suspend or terminate the offering of shares of any Funds if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Funds.

         1.3 The Fund agrees to redeem, on the Company's request, any full or fractional shares of the Designated Funds held by the Company, ordinarily executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the Investment Company Act of 1940 ("1940 Act") and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus.

         1.4 Orders for the purchase and sale of Fund shares shall be executed on a daily basis at the net asset value next computed by the Fund after receipt by Company or its designee of the order in proper form. For purposes of this
Section 1.4, the Company shall be the designee of the Fund for receipt of orders to purchase and sell Fund shares from the Participants and Contract owners and receipt by the Company or its designee shall constitute receipt by the Fund; provided the Company or its designee received the order in proper form on any Business Day by 4:00 p.m. EST or such other time that the NYSE is open until and the Fund receives notice of such order by 8:30 a.m. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which Fund


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calculates its net asset value pursuant to the rules of the SEC. "Proper form"
means the amounts to be purchased or redeemed are identified on the Company's computer system by "Participant," "Contract," and "Fund" in accordance with Company's standard procedures for processing transactions.

         1.5 The Company agrees to purchase and redeem the shares of each Fund offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus.

         1.6 The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is received. Payment shall be in federal funds transmitted by wire by 11:00 a.m. E.S.T. time. If payment in federal funds for any purchase is not received or is received by the Fund after 3:00 p.m. E.S.T. on such Business Day, the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. If the Fund does not receive the funds by the designated time the Underwriter reserves the right to cancel the purchase and the Company will be responsible for any losses incurred. Underwriter or its agent will transmit proceeds for redemption requests by 1:00 p.m. on the next following Business Day. Payment shall be in federal funds transmitted by wire.

         1.7 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.8 The Fund shall furnish notice to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income, dividends, and capital gain distributions as are payable on Designated Fund shares in additional shares of such Funds. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

         1.9 The Fund shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated, but shall use its best efforts to make such net asset value per share available by 6:30 p.m. E.S.T. If the Fund provides the Company with the incorrect share net asset value information through no fault of the Company, the Company on behalf of the Separate Accounts, shall be entitled to an adjustment in the Omnibus Accounts held on the books of the Fund to the number of shares purchased or redeemed to reflect the correct share net asset value. Any error in the calculation of net asset value, dividend and capital gain information greater than the materiality standard set by the SEC error shall be reported to the Company immediately upon discovery.


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         1.10 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other investors and the cash value of the Contracts may be invested in other investment companies.


ARTICLE II.    Representations and Warranties

         2.1 The Company represents and warrants that the Contracts and any certificates thereunder are registered under the Securities Act of 1933 ("1933 Act"). The Company further represents and warrants that the Contracts and any certificates thereunder will be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Texas insurance laws, and that it has registered the Account as a Unit investment trust under the 1940 Act.

         2.2 The Underwriter makes no representations as to whether any aspect of the Fund's operations, including but not limited to, investment policies, fees, and expenses, complies with the insurance and other applicable laws of the various states. The Fund will register and qualify its shares for sale in accordance with the laws of the various states as may be required by law in those states where this Fund is subject to the jurisdiction of the State Securities Commission.

         2.3 The Underwriter represents that the Fund is lawfully organized and validly existing under the laws of the State of Maryland and it does and will comply in all material respects with the 1940 Act. The Underwriter further represents that the Fund is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

         2.4 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of Maryland and any applicable state and federal securities laws.

         2.5 The Underwriter represents and warrants that all of its directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.6 The Company represents and warrants that all of its directors, officers, employees, and investment advisers dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than


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$5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

ARTICLE III.   Voting

         3.1 The Company will provide pass-through voting privileges to all Contract owners so long as the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges for variable Contract owners. Accordingly, the Company will vote shares of Fund held in Account as a manner consistent with voting instructions timely-received from Contract owners. The Company will vote shares of Fund held in Account for which no voting instructions from Contract owners are timely-received, as well as shares of Fund which the Company itself owns, in the same proportion as those shares of Fund for which voting instructions from Contract owners are timely-received. Participating Insurance Companies will be responsible for assuring that each of their separate Accounts participating in Fund calculates voting privileges in a manner consistent with other Participating Insurance Companies. Company shall be responsible for disseminating proxy material to the underlying participants and Contract owners.


ARTICLE IV.    Sales Material and Information

         4.1 The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Fund or the Adviser or the Underwriter is named, at least fifteen calendar days prior to its use. No such material shall be used if the Underwriter or its designee reasonably object to such use in writing within fifteen calendar days after receipt of such material. The Underwriter or its designee reserves the right to reasonably object to the continued use of such material, and no such material shall be used if the Fund or its designee so object.

         4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

         4.3 The Underwriter or its designee shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops or uses and in which the Company, and/or its Account, is named at least fifteen calendar days prior to its use. No such material shall be used if the Company reasonably objects to such use within fifteen calendar days after receipt of such material. The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.


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         4.4. The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, the Contracts, or any certificates thereunder other than the information or representations contained in the Contracts or any certificates thereunder, as such may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5 The Underwriter will provide to the Company at least one complete copy of all of the Fund's prospectuses, SAIs, reports, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares.

         4.6 The Company will provide to the Underwriter at least one complete copy of all reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, if any, and all amendments to any of the above, that relate to the Contracts or the Account.

         4.7 For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Funds.

ARTICLE V.     Fees and Expenses

         5.1 The Underwriter shall pay no fee or other compensation to the Company under this Agreement. All expenses incident to performance by the Underwriter under this Agreement shall be paid by the Underwriter.

         5.2 All expenses incident to performance by the Company under this Agreement shall be paid by the Company.


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ARTICLE VI.    Indemnification

     6.1       Indemnification By the Company

               6.1(a). The Company agrees to indemnify and hold harmless the Fund and the Underwriter and its affiliates, which may perform some of the duties under this Agreement and each of their officers and directors and each person, if any, who controls the Fund or the Underwriter within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise out of or relate to the representations and warranties contained herein, or the negligent act or omission in the performance of the duties and obligations of the Company hereunder, or which arise out of bad faith or willful misconduct as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

               6.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

               6.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.


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     6.2       Indemnification by the Underwriter

               6.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of it directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise out of or relate to the representations and warranties contained herein, or the negligent act or omission in the performance of the duties and obligations of the Underwriter hereunder, or which arise out of bad faith or willful misconduct as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

               6.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

               6.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

               6.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.


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ARTICLE VII.   Applicable Law

         7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas.

         7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE VIII.  Termination

         8.1 This Agreement shall continue in full force and effect until the first to occur of:

             (a) termination by any party, for any reason with respect to some or all Funds, by three (3) months' advance written notice delivered to the other party; or

             (b) termination by the Company by written notice to the Underwriter with respect to the Fund based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Fund not reasonably available; or

             (c) termination by the Company by written notice to the Underwriter in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

             (d) termination by the Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts or certificates, the operation of any Account, or the purchase of the Fund shares; provided, however, that the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

             (e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Underwriter to perform its obligations under this Agreement; or


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             (f)  termination by the Company by written notice to the
                  Underwriter with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M or if the Company reasonably believes that such Designated Fund may fail to so qualify; or

             (g) termination by the Underwriter by written notice to the Company in the event that the Contract fails to meet the qualifications specified in Article II hereof, or if the Underwriter reasonably believes that the Contract may fail to so qualify; or

             (h) termination by the Underwriter by written notice to the Company, if the Underwriter shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

             (i) termination by the Company by written notice to the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

             (j) automatic termination in the event of assignment of this Agreement unless such assignment is made with the written consent of the Company and the Fund.

         8.2 Notwithstanding any termination of this Agreement, the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 8.2 shall not apply to any termination under Section 8.1(g) of this Agreement.

         8.3 Notwithstanding any termination of this Agreement, each party's obligation under Article VI to indemnify the other parties shall survive.


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ARTICLE IX.    Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Company:

                           The Variable Annuity Life Insurance Company
                           2929 Allen Parkway
                           Houston, Texas 77019
                           Attention: Cynthia A. Toles

                  If to Underwriter:

                           T. Rowe Price Investment Services
                           10090 Red Run Boulevard
                           Owings Mills, Maryland  21117
                           Attention: Steve Larson
                           Copy to: Laura H. Chasney, Esq


ARTICLE X.     Miscellaneous

         10.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.

         10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         10.5 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.


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         10.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         10.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

COMPANY:                   THE VARIABLE ANNUITY LIFE
                           INSURANCE COMPANY


                           By its authorized officer

                           By: /s/ Thomas L. West
                              -----------------------------
                           Title: Chairman and CEO
                                 --------------------------
                           Date: October 1, 1998
                                ---------------------------



UNDERWRITER:               T. ROWE PRICE INVESTMENT SERVICES, INC.
                           By its authorized officer


                           By: /s/ Laura Chamey
                              -----------------------------
                           Title: V.P.
                                 --------------------------
                           Date: 10/1/98
                                ---------------------------

                                   SCHEDULE A



    Name of Separate Account                       Designated Funds
    ------------------------                       ----------------

The Variable Annuity Life Insurance           T. Rowe Price Small-Cap Stock
Company Separate Account A                    Fund, Inc.